Exhibit 4.2

REGISTERED PRICING SUPPLEMENT 208 CERTIFICATE NO. 1	CUSIP NO. 25153Q 70 8

ELEMENTSSM
Linked to the Morningstar® Wide Moat FocusSM Total Return Index
due October 24, 2022

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

As used herein, “this Security” means this master global security certificate and “Securities” means the book-entry securities represented by this Security.

ISSUER:	Deutsche Bank AG, London Branch

PRINCIPAL AMOUNT:
At any time, the outstanding Principal Amount of this Security shall be the last amount set forth on Schedule I hereto under the heading “Current Principal Amount”.
Securities represented by this Security may be issued after the date hereof upon notice by the Issuer to the Trustee, without the consent of the beneficial owners of the Securities then outstanding, and will have the same rights and privileges as Securities issued on the date hereof.
Upon receipt of an Issuer Order instructing the Trustee to issue more Securities represented by this Security and delivery of such Securities through the DTC book-entry system, the Trustee shall make notations on Schedule I to evidence such issuance and the new aggregate Principal Amount of Securities represented by this Security, provided, however, that in no event may the Current Principal Amount represented by this Security exceed $250,000,000.

The Issuer may also instruct the Trustee to cancel Securities held by the Issuer represented by this Security.  Upon delivery of the Securities to be

PRINCIPAL AMOUNT:
cancelled through the DTC book-entry system, the Trustee shall make notations on Schedule I to evidence such cancellation and the new aggregate Principal Amount of Securities represented by this Security.

The Trustee may, as necessary, add additional pages of the same format to Schedule I, to evidence additional issuances, cancellations and the Current Principal Amount of Securities represented by this Security, which additional pages shall constitute part of this Security to the same extent as if they had been part of this Security at the initial issuance and authentication hereof.

MATURITY DATE:	October 24, 2022

INTEREST RATE:
This Security will not bear interest (except as provided herein in the event of default in the payment of the Principal Amount when due or in the payment of the Repurchase Value of Securities duly offered for repurchase hereunder).

SPECIFIED CURRENCY:	U.S. Dollars.

INDEX:
Morningstar® Wide Moat FocusSM Total Return Index or any Successor Index (as defined herein) as it may be modified, replaced or adjusted from time to time as described under “Discontinuance or Modification of the Index” below.

INDEX COMPONENTS:	At any time, the common stocks that make up the Index at such time.

INDEX SPONSOR:	Morningstar, Inc.

REDEMPTION AMOUNT AT MATURITY:	The Principal Amount of this Security on the Maturity Date times the Index Factor on the Final Valuation Date times the Fee Factor on the Final Valuation Date.

INDEX FACTOR:
On (a) the Final Valuation Date, the average of the closing levels of the Index for the five Trading Days immediately prior to and including the Scheduled Final Valuation Date (the “Calculation Period”) divided by the Initial Index

Level, and (b) any other Valuation Date, the closing level of the Index on such Valuation Date divided by the Initial Index Level, in each case (i) as published by the Index Sponsor or, if the Index Sponsor does not publish such a price, as quoted by another publicly available source selected by the Calculation Agent in its reasonable judgment or, if no such other source is available, as calculated by the Calculation Agent in good faith, and (ii) subject to the occurrence of a Market Disruption Event or the Discontinuance or Modification of the Index.

FEE FACTOR:
On any Valuation Date, including the Final Valuation Date, one minus the product of (i) 0.75% and (ii) the number of days elapsed from the Inception Date to and including such Valuation Date divided by 365.

INITIAL INDEX LEVEL:	2,646.02

VALUATION DATE:
Each Trading Day from October 25, 2007 to October 4, 2022 inclusive and October 18, 2022 (which is referred to as the Final Valuation Date), unless the Calculation Agent determines that a Market Disruption Event occurs or is continuing on that day. A Valuation Date may be postponed due to a Market Disruption Event up to five scheduled Trading Days. If postponement of a Valuation Date due to a Market Disruption Event occurs, such postponement will continue until the next Trading Day on which there is no Market Disruption Event, up to five scheduled Trading Days. If a Market Disruption Event causes the postponement of a Valuation Date for more than five scheduled Trading Days, the level of the Index for the related Repurchase Date (as defined below) will be determined (or, if not determinable, estimated) by the Calculation Agent in a manner which it considers commercially reasonable under the circumstances on such Valuation Date, as postponed. If a Valuation Date is postponed, the corresponding Repurchase Date will also be postponed so that such Repurchase Date occurs on the third Business Day following the Valuation Date as postponed.

FINAL VALUATION DATE:	October 18, 2022 or, if such day is not a Trading Day, the next succeeding Trading Day (the “Scheduled Final Valuation Date”), unless postponed as described below. If the Calculation Agent determines that a Market Disruption Event occurs or is continuing during the Calculation Period, then the Calculation Agent will postpone the Final Valuation Date until there are five Trading Days on which there is no Market Disruption Event occurring, but in no event will the Final Valuation Date be postponed by more than five scheduled Trading Days. If there are fewer than five Trading Days during the Calculation Period and the five scheduled Trading Days after the Calculation Period (the “Extended Valuation Period”), the Index Factor will equal the average of the closing levels of the Index on those Trading Days. If there is one Trading Day during the Calculation Period and Extended Valuation Period, the Index Factor will equal the closing level of the Index on that Trading Day. If there are no Trading Days during the Calculation Period and Extended Valuation Period, then the Index Factor will be calculated by reference to the closing level of the Index determined (or, if not determinable, estimated by the Calculation Agent in a manner which it considers commercially reasonable under the circumstances) on the final scheduled Trading Day in the Extended Valuation Period. If the Final Valuation Date is postponed due to a Market Disruption Event as described above, the Maturity Date will also be postponed by an equal number of Business Days up to five Business Days.

REPURCHASE DATE:
Each day that is the third Business Day following a Valuation Date (but in no event earlier October 30, 2007 or later than October 7, 2022 or, if such day is not a Business Day, the next succeeding Business Day), subject to postponement as provided under “Valuation Date” above in the event of a Market Disruption Event.

REPURCHASE OPTION:
Any holder of Securities represented by this Security may elect to offer Securities for repurchase by the Issuer on any Repurchase Date in an aggregate principal amount of $2,500,000 or more by following the procedures set forth below.

• Cause its broker to deliver an irrevocable Offer to Repurchase, in the form set forth in Annex A to this Security, to Deutsche Bank Securities Inc. (“DBSI”) by 4:00 p.m., New York City time, on the Business Day immediately preceding the Valuation Date three Business Days prior to the applicable Repurchase Date and DBSI must have acknowledged receipt from such broker in order for such Offer to Repurchase to be effective;

•      Cause its broker to book a delivery vs. payment trade with respect to the Securities offered for repurchase on such Valuation Date at a price equal to the Repurchase Value on such Valuation Date, facing DBSI; and

•      Cause the DTC custodian through which it holds such Securities to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Repurchase Date.

Upon compliance with the foregoing procedures, the Issuer will purchase the Securities offered for repurchase on the Repurchase Date at a price equal to their applicable Repurchase Value.

If payment of the repurchase price for any Securities duly offered for repurchase in accordance with the terms hereof is deferred beyond the originally scheduled Repurchase Date due to a Market Disruption Event as provided under “Valuation Date” above, no interest or other amount will accrue or be payable with respect to such deferred payment.

REPURCHASE VALUE:
For any Securities duly offered for repurchase in accordance with the terms thereof on any Repurchase Date, the Principal Amount of such Securities times the Index Factor on the Valuation Date related to such Repurchase Date times the Fee Factor on such Valuation Date.

MARKET DISRUPTION EVENTS:	Any of the following will be a Market Disruption Event, as determined by the Calculation Agent:

•any suspension of, absence or material limitation on trading on the primary exchange on which the Index Components trade as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in 20% or more of the number of stocks that then comprise the Index or any Successor Index;

•      any event that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, 20% or more of the number of stocks that then comprise the Index or any Successor Index;

•      a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the number of stocks that then comprise the Index or any Successor Index during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

•      if in the future, such markets become relevant to the calculation or hedging of the Index, any suspension of or material limitation on trading on the primary exchanges that trade options contracts or futures contracts related to the Index Components as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the Index or any Successor Index; or

•      any other event, if the Calculation Agent determines that such event materially interferes with the ability of the Issuer to enter into a hedge or unwind all or a material portion of a hedge that the Issuer has effected or may effect with respect to the Securities represented hereby.

For the purpose of determining whether a Market Disruption Event has occurred:

•      a limitation on the hours in a Trading Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

• a decision to permanently discontinue trading in the relevant futures or options contracts related to the Index, or any Successor Index, will not constitute a Market Disruption Event;

•      a suspension in trading in a futures or options contract on the Index, or any Successor Index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Index or any Successor Index;

• a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

•      for the purpose of the first bullet of the definition of Market Disruption Event above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent, will be considered “material.”

DISCONTINUANCE OR MODIFICATION OF THE INDEX:
If the Index Sponsor discontinues compilation or publication of the Index and the Index Sponsor or any other person or entity calculates and publishes an index that the Calculation Agent determines is comparable to the Index and approves as a “Successor Index,” then the Calculation Agent will determine the level of the Index on the applicable Valuation Date and the Redemption Amount at Maturity or the amount payable upon repurchase of Securities by the Issuer by reference to such Successor Index for the period following the discontinuation of the Index.

If the Calculation Agent determines that the publication of the Index is discontinued and that there is no applicable Successor Index, or that the closing level of the Index is not available because of a Market Disruption Event or for any other reason, on the date on which the level of the Index is required to be determined, or if for any other reason the Index is not available to the Issuer or the Calculation Agent on the relevant date, the Calculation Agent will determine the amount payable by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the Index Components or the method of calculating the Index has been changed at any time in any respect – including any addition, deletion or substitution and any reweighting or rebalancing of Index Components, and whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting one or more of the Index Components, or is due to any other reason – then the Calculation Agent will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it believes are appropriate to ensure that the level of the Index used to determine the Redemption Amount at Maturity or the amount payable upon any repurchase of Securities by the Issuer is equitable.

All determinations and adjustments to be made by the Calculation Agent with respect to the level of the Index and the Redemption Amount at Maturity or the amount payable upon any repurchase of Securities by the Issuer or otherwise relating to the level of the Index may be made in the Calculation

Agent’s sole discretion.

BUSINESS DAY:
A Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

TRADING DAY:
Any day on which (i) the level of the Index is calculated and published, (ii) trading is generally conducted on the New York Stock Exchange (“NYSE”), NYSE Arca, the Nasdaq Stock Market and the American Stock Exchange and (iii) trading is generally conducted on the markets on which the stocks underlying the Index are traded, in each case as determined by the Calculation Agent in its sole discretion.

AUTHORIZED DENOMINATIONS:	$10 and integral multiples of $10 in excess thereof.

CALCULATION AGENT:	Deutsche Bank AG, London Branch

INDEX CALCULATION AGENT:	Dow Jones & Company, Inc.

FORM:	Book-Entry.

REDEMPTION AT THE COMPANY’S OPTION (other than for tax reasons):	None.

Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany acting through its London Branch, (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assignees, the Redemption Amount at Maturity set forth above on the Maturity Date shown above and, upon satisfaction of the conditions for the Repurchase Option, the applicable Repurchase Value set forth above on the applicable Repurchase Date.

Any payment of the Redemption Amount at Maturity on the Maturity Date and any payment of the Repurchase Value payable upon any repurchase of Securities by the Issuer or any other amount in respect of this Security (including any additional amounts as described below) will be made by the Issuer in U.S. dollars.  Any payment required to be made in respect of this Security on a date that is not a Business Day for such payment need not be made on such date, but may be made on the next succeeding Business Day for such payment with the same force and effect as if made on such date, and no interest shall accrue as a result of such delayed payment.

This Security is one of a duly authorized issue of Global Notes, Series A of the Issuer (the “Notes”).  The Notes are issuable under a Senior Indenture, dated as of November 22, 2006, among the Issuer, Law Debenture Trust Company of New York, as trustee (the “Trustee,” which term includes any successor trustee under the Senior Indenture), and Deutsche Bank Trust Company Americas (“DBTCA”), as issuing agent, paying agent and registrar (as may be amended or supplemented from time to time, the “SeniorIndenture”), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.  The Issuer has appointed DBTCA acting through its principal corporate trust office in the Borough of Manhattan, the City of New York, as its paying agent (the “Paying Agent”, which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes.  The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture.  To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

This Security and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

The total amount of the Redemption Amount at Maturity will be made available to the Trustee on the Maturity Date. As soon as possible thereafter, the Trustee will make such payments to the Depository in accordance with existing arrangements between the Trustee and the Depository. The Depository will allocate such payments to each book-entry Security represented by this Security then outstanding and will make payments to the participants therein in accordance with its existing operating procedures. Neither the Issuer nor the Trustee shall have any responsibility or liability for such payments by the Depository. So long as the Depository or its nominee is the Holder of this Security, the Depository or its nominee, as the case may be, will be considered the holder of the Securities for all purposes under the senior Indenture.

The total amount of the Repurchase Value payable upon the repurchase of Securities by the Issuer on any Repurchase Date will be paid by the Issuer pursuant to arrangements agreed between the Issuer and the Trustee.  Upon surrender of such Securities by the Issuer to the Trustee, the Trustee will record such repurchase and reduce the Current Principal Amount on Schedule I hereto.

This Security will not be subject to any sinking fund and will not be redeemable at the option of the Issuer.

In case this Security shall at any time become mutilated, defaced or be destroyed, lost or stolen, and this Security or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Security of like tenor in exchange for this Security, but, in the case of any destroyed or lost or stolen Security, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Security was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them.  All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Security shall be borne by the owner of the Security mutilated, defaced, destroyed, lost or stolen.

The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal, premium, if any, or coupons on, any series of debt securities issued under the Senior Indenture, including the series of Senior Global Note of which this Security forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture, shall have occurred and be continuing, either the Trustee or the holders of not less than 33⅓% in aggregate principal amount of the outstanding debt securities of each affected series voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Security, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 33⅓% in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal, premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided, that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

So long as this Security shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, on this Security as herein provided in the Borough of Manhattan, the City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Securities.  So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or premium, if any, on any Securities that remain unclaimed at the end of two years after such principal or premium shall have become due and payable (whether at maturity or upon repurchase or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Securities that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer.  Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or premium, if any, on this Security as the same shall become due.

No provision of this Security or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, on this Security at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Security.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or premium, if any, on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Security which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

This Security shall not become valid or obligatory for any purpose unless and until this Security has been authenticated by Law Debenture Trust Company of New York, or its successor, as Trustee.

IN WITNESS WHEREOF, the Issuer has caused this Security to be duly executed.

Dated: October 23, 2007	DEUTSCHE BANK AG, LONDON BRANCH

	By:	/S/ RICHARD FERGUSON
		Name:	Richard Ferguson
		Title:	Managing Director

	By:	/S/ JOSEPH J. RICE
		Name:	Joseph J. Rice
		Title:	Director

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities referred to in the within-mentioned Senior Indenture. LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee
By:	/S/ JAMES JONES
Authorized Officer

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Security and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Security on the books of the Company, with full power of substitution in the premises.

Dated:                                      Signature:______________________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever.

SCHEDULE I

The Current Principal Amount indicated below shall not exceed $250,000,000.

Date	Principal Amount of Securities Issued	Principal Amount of Securities Cancelled	Current Principal Amount	Initials of Trustee Officer
October 23, 2007	$6,000,000	--	$6,000,000

ANNEX A

FORM OF OFFER FOR REPURCHASE

[PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER]

Dated:
Deutsche Bank Securities Inc., as Repurchase Agent (“DBSI”)
Fax: 917-512-9226

Re: ELEMENTSSM Linked to the Morningstar® Wide Moat FocusSM Total Return Index due October 24, 2022 issued by Deutsche Bank AG (the “ELEMENTS”)

The undersigned beneficial owner hereby irrevocably offers to Deutsche Bank AG (“Deutsche Bank”) the right to repurchase the ELEMENTS in the amounts and on the date set forth below.

Name of beneficial holder:

Stated principal amount of ELEMENTS offered for repurchase (You must offer at least 250,000 ELEMENTS ($2,500,000 stated principal amount) for repurchase at one time for your offer to be valid.):

Applicable valuation date: _________, 20__

Applicable repurchase date: __________, 20__

Contact Name:

Telephone #:

My ELEMENTS are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ELEMENTS):

Name:
DTC Account Number (and any relevant sub-account):
Contact Name:
Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ELEMENTS specified above will not be repurchased unless (i) this offer, as completed and signed by the DTC Participant through which my ELEMENTS are held (the “DTC Participant”), is delivered to DBSI by 4:00 p.m. on the business day immediately preceding the applicable valuation date, (ii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable valuation date facing DBSI, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to DBSI as booked for settlement via DTC at or prior to 10:00 a.m. on the applicable repurchase date.

The undersigned acknowledges that Deutsche Bank and DBSI will not be responsible for any failure by the DTC Participant through which such undersigned’s ELEMENTS are held to fulfill the requirements for repurchase set forth above.

_____________________________
[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ELEMENTS ARE HELD AND DELIVERED TO DBSI BY 4:00 P.M. ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

BROKER’S CONFIRMATION OF REPURCHASE

[PART B: TO BE COMPLETED BY BROKER]

Dated:
Deutsche Bank Securities Inc., as Repurchase Agent

Re: ELEMENTSSM Linked to the Morningstar® Wide Moat FocusSM Total Return Index due October 24, 2022 issued by Deutsche Bank AG (the “ELEMENTS”)

Dear Sirs:

        The undersigned holder of ELEMENTSSM Linked to the Morningstar® Wide Moat FocusSM Total Return Index due October 24, 2022 issued by Deutsche Bank AG, CUSIP No. 25153Q 70 8 (the “ELEMENTS”) hereby irrevocably offers to Deutsche Bank AG the right to repurchase, on the Repurchase Date of _________, with respect to the number of the stated principal amount of ELEMENTS indicated below as described in the pricing supplement relating to the ELEMENTS (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

        The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the valuation date with respect to the stated principal amount of ELEMENTS specified below at a price per ELEMENT equal to the repurchase value, facing Deutsche Bank Securities Inc., DTC #0573 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the repurchase date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:
Title:
Telephone:
Fax:
E-mail:

Stated principal amount of ELEMENTS offered for repurchase (You must offer at least 250,000 ELEMENTS ($2,500,000 stated principal amount) for repurchase at one time for your offer to be valid.):

DTC # (and any relevant sub-account):